Exhibit 99.5

TALOS ENERGY INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements present the combination of the historical financial information of Talos Energy Inc., a Delaware corporation (the “Company” or “Talos”), ILX Holdings, LLC, a Delaware limited liability company (“ILX Holdings”), ILX Holdings II, LLC, a Delaware limited liability company (“ILX Holdings II”), Castex Energy 2014, LLC, a Delaware limited liability company (“Castex 2014”) and Castex Energy 2016, LP, a Delaware limited partnership (“Castex 2016” and, together with Castex 2014, the “Castex Sellers”), adjusted to give effect to the Transactions (as defined below) and related financing consisting of borrowings under the Company’s revolving bank credit facility. In addition, while the Company acquired substantially all of the key operating assets of ILX Holdings, ILX Holdings II and the Castex Sellers, the historical financial information was adjusted to eliminate specified assets and liabilities, and the associated income affect, not in certain of the wholly-owned subsidiaries of ILX Holdings and ILX Holdings II (collectively, the “ILX Target Entities”) and certain wholly-owned subsidiaries of the Castex Sellers (the “Castex Target Entities”), or were considered Excluded Assets in the Purchase Agreements (as defined below).

The unaudited pro forma combined statement of operations for the year ended December 31, 2019 combines the historical consolidated statements of operations of Talos, ILX Holdings, ILX Holdings II and the Castex Sellers giving effect to the Transactions and related financing as if they had been consummated on January 1, 2019. The unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of Talos, ILX Holdings, ILX Holdings II and the Castex Sellers as of December 31, 2019, giving effect to the Transactions and related financing as if closing had occurred on December 31, 2019.

The following unaudited pro forma combined financial statements are based on, and should be read in conjunction with:

•

The historical audited consolidated financial statements of the Company and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2020;

•

The historical audited consolidated financial statements of ILX Holdings and the related notes included as Exhibit 99.1 in the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2020;

•

The historical audited consolidated financial statements of ILX Holdings II and the related notes included as Exhibit 99.2 in the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2020;

•

The historical audited consolidated financial statements of Castex 2014 and the related notes included as Exhibit 99.3 in the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2020; and

•

The historical audited consolidated financial statements of Castex 2016 and the related notes included as Exhibit 99.4 in the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2020.

On February 28, 2020 (the “Closing Date”), the Company acquired the outstanding limited liability interests in certain wholly owned subsidiaries of ILX Holdings, ILX Holdings II, ILX Holdings III, LLC, a Delaware limited liability company (“ILX Holdings III”) and Castex 2014, each a related party and an affiliate of certain entities controlled or affiliated with Riverstone Energy Partners V, L.P. (collectively, the “Riverstone Sellers”), and Castex 2016 (together with the Riverstone Sellers, the “Sellers”) with an effective date of July 1, 2019 (collectively, the “ILX and Castex Acquisition”). The ILX and Castex Acquisition was consummated pursuant to separate Purchase and Sale Agreements, dated December 10, 2019 (as amended from time to time, the “Purchase Agreements”) for aggregate consideration consisting of (i) $385.0 million in cash subject to customary closing adjustments and (ii) an aggregate 110,000 shares (the “Preferred Shares”) of a series of the Company’s preferred stock, par value $0.01 per share, designated as “Series A Convertible Preferred Stock” were issued to the Riverstone Sellers (such issuance, the “Preferred Stock Issuance”) on the terms and subject to the conditions set forth in that certain Certificate of Designation of Preferences, Rights and Limitations relating to the Series A Convertible Preferred Stock (the “Certificate of Designation”) which subsequently converted to 11.0 million shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on March 30, 2020 (the “Conversion” and such Common Stock, the “Conversion Stock”). The Preferred Stock Issuance, the ILX and Castex Acquisition, the Conversion and the other transactions contemplated by the Purchase Agreements are referred to herein collectively as the “Transactions”. The cash payment and escrow deposit were funded with borrowings under the revolving bank credit facility.

The accompanying unaudited pro forma combined financial statements were derived by making certain adjustments to the historical financial statements listed above that are (i) directly attributable to the Transactions and related financing, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on the combined results. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions and related financing and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements and related notes are presented for illustrative purposes only and should not be relied upon as an indication of operating results that Talos would have achieved if the Transactions and related financing had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma combined financial statements and should not be relied on as an indication of the future results of Talos.

TALOS ENERGY INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2019

(In thousands, except per share data)

	Talos Historical	Target Assets Historical	Pro Forma Adjustments			Pro Forma Combined
		Note 2	Note 4
ASSETS
Current assets:
Cash and cash equivalents	$87,022	$4,841	$—			$91,863
Accounts receivable, net
Trade	107,842	7,087	—			114,929
Joint Interest	16,552	—	—			16,552
Other	6,346	—	—			6,346
Assets from price risk management activities	8,393	—	—			8,393
Prepaid assets	65,877	660	—			66,537
Income tax receivable	116	—	—			116
Other current assets	1,836	146	—			1,982

Total current assets	293,984	12,734	—			306,718

Property and equipment:
Proved properties	4,066,260	1,029,376	(627,246)	(a	)	4,468,390
Unproved properties, not subject to amortization	194,532	86,049	1,522	(a	)	282,103
Other property and equipment	29,843	—	—			29,843

Total property and equipment	4,290,635	1,115,425	(625,724)			4,780,336
Accumulated depreciation, depletion and amortization	(2,065,023)	(623,530)	623,530	(a	)	(2,065,023)

Total property and equipment, net	2,225,612	491,895	(2,194)			2,715,313
Other long-term assets:
Other well equipment inventory	7,732	—	—			7,732
Operating lease assets	7,779	—	—			7,779
Other assets	54,375	2,226	(1,974)	(b	)	54,627

Total assets	$2,589,482	$506,855	$(4,168)			$3,092,169

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71,357	$8,131	$10,094	(c	)	$89,582
Accrued liabilities	154,816	224	—			155,040
Accrued royalties	31,729	—	—			31,729
Current portion of asset retirement obligations	61,051	3,916	(3,916)	(d	)	61,051
Liabilities from price risk management activities	19,476	—	—			19,476
Accrued interest payable	10,249	—	—			10,249
Current portion of operating lease liabilities	1,594	—	—			1,594
Other current liabilities	20,180	—	—			20,180

Total current liabilities	370,452	12,271	6,178			388,901

Long-term liabilities:
Long-term debt, net of discount and deferred financing costs	732,981	—	296,966	(e	)	1,029,947
Asset retirement obligations	308,427	63,818	(22,652)	(d	)	349,593
Liabilities from price risk management activities	511	—	—			511
Operating lease liabilities	17,239	—	—			17,239
Other long-term liabilities	81,595	—	—	(f	)	81,595

Total liabilities	1,511,205	76,089	280,492			1,867,786
Members’ equity	—	430,766	(430,766)	(g	)	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 30,000,000 shares authorized and no shares issued or outstanding as of December 31, 2019	—	—	—			—
Common stock, $0.01 par value; 270,000,000 shares authorized; 54,197,004 shares issued and outstanding as of December 31, 2019	542	—	110	(h	)	652
Additional paid-in capital	1,346,142	—	156,090	(h	)	1,502,232
Accumulated deficit	(268,407)	—	(10,094)	(c	)	(278,501)

Total stockholders’ equity	1,078,277	430,766	(284,660)			1,224,383

Total liabilities and stockholders’ equity	$2,589,482	$506,855	$(4,168)			$3,092,169

TALOS ENERGY INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(In thousands, except per share data)

	Talos Historical	Target Assets Historical	Pro Forma Adjustments			Pro Forma Combined
		Note 2	Note 4
Revenues:
Oil revenue	$833,118	$276,829	$—			$1,109,947
Natural gas revenue	55,278	30,774	—			86,052
NGL revenue	19,668	11,168	—			30,836
Other	19,556	—	—			19,556

Total revenue	927,620	318,771	—			1,246,391

Operating expenses:
Lease operating expense	243,427	101,590	(156)	(i	)	344,861
Production taxes	1,349	1,535	—			2,884
Depreciation, depletion and amortization	345,931	133,707	(72,946)	(j	)	406,692
Write-down of oil and natural gas properties	12,221	70,530	(70,530)	(k	)	12,221
Accretion expense	34,389	4,745	—			39,134
General and administrative expense	77,209	19,620	(4,375)	(l	)	92,454

Total operating expenses	714,526	331,727	(148,007)			898,246

Operating income (loss)	213,094	(12,956)	148,007			348,145
Interest expense	(97,847)	—	(14,441)	(m	)	(112,288)
Price risk management activities income (expense)	(95,337)	—	—			(95,337)
Other income	2,678	599	—			3,277

Net income (loss) before income taxes	22,588	(12,357)	133,566			143,797
Income tax benefit (expense)	36,141	—	(32,139)	(n	)	4,002

Net income (loss)	$58,729	$(12,357)	$101,427			$147,799

Net income per common share:
Basic	$1.08					$2.27
Diluted	$1.08					$2.26
Weighted average common shares outstanding:
Basic	54,185					65,185	(o)
Diluted	54,413					65,413	(o)

TALOS ENERGY INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1.	Basis of Presentation

The unaudited pro forma combined financial statements present the combination of the historical financial information of Talos, ILX Holdings, ILX Holdings II and the Castex Sellers, adjusted to give effect to the Transactions and additional borrowings under the revolving bank credit facility. In addition, while the Company acquired substantially all of the key operating assets of ILX Holdings, ILX Holdings II and the Castex Sellers, the historical financial information was adjusted to eliminate specified assets and liabilities not acquired by Talos as part of the Transactions. See Note 2 — Consolidation of Acquired Entities, for additional information.

The unaudited pro forma combined statement of operations for the fiscal year ended December 31, 2019 combines the historical consolidated statements of operations of Talos, ILX Holdings, ILX Holdings II and the Castex Sellers, giving effect to the Transactions and related financing as if they had been consummated on January 1, 2019. The unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of Talos, ILX Holdings, ILX Holdings II and the Castex Sellers as of December 31, 2019, giving effect to the Transactions and related financing as if the closing had occurred on December 31, 2019. The Transactions and other adjustments are described in Note 4 — Pro Forma Adjustments to these unaudited pro forma combined financial statements.

Certain reclassifications have been made to the historical financial statements of ILX Holdings, ILX Holdings II and the Castex Sellers to reflect the comparability of financial information. However, the pro forma combined financial statements may not reflect all adjustments necessary to conform the accounting policies of ILX Holdings, ILX Holdings II and the Castex Sellers to those of Talos due to the limitations on the availability of information.

The pro forma adjustments represent management’s estimates based on information available as of the date hereof and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions. Also, the pro forma financial statements do not reflect possible adjustments related to restructuring or integration activities or transaction or other costs following the Transactions that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing of the Transactions are not included in the pro forma statements of operations. However, the impact of such transaction expenses is reflected in the pro forma balance sheet as an increase to accounts payable and accumulated deficit.

The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting with Talos as the accounting acquirer of the assets acquired from the ILX Target Entities and the Castex Target Entities (the “Target Assets”). Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess in purchase price allocated to goodwill. The fair value of identifiable assets acquired and liabilities assumed from the Transactions are based on a preliminary estimate of fair value using assumptions described in the accompanying notes to the unaudited pro forma combined financial information that the Company believes is reasonable. See Note 3 — Preliminary Purchase Price Allocation, for additional information.

Note 2.	Consolidation of Acquired Entities

The following table illustrates the historical balances sheets of ILX Holdings, ILX Holdings II and the Castex Sellers, including the elimination of specific assets and liabilities not acquired by Talos, that form the Target Assets Historical column on the unaudited combined balance sheets as of December 31, 2019. Certain reclassifications have been made to the historical financial statements of ILX Holdings, ILX Holdings II and the Castex Sellers to reflect the comparability of financial information.

	ILX Holdings Historical	ILX Holdings II Historical	Castex 2014 Historical	Castex 2016 Historical	Excluded Assets			Total Target Assets Historical
ASSETS
Current assets:
Cash and cash equivalents	$25,589	$57,897	$4,369	$472	$(83,486)	(a	)	$4,841
Accounts receivable, net
Trade	10,671	11,338	6,344	743	(22,009)	(b	)	7,087
Other	1,332	741	—	—	(2,073)	(b	),(d)	—
Prepaid assets	430	888	589	71	(1,318)	(b	)	660
Other current assets	—	891	133	13	(891)	(b	)	146

Total current assets	38,022	71,755	11,435	1,299	(109,777)			12,734

Property and equipment:
Proved properties	269,396	605,915	262,125	16,209	(124,269)	(e	)	1,029,376
Unproved properties, not subject to amortization	—	89,909	32,076	393	(36,329)	(e	)	86,049

Total property and equipment	269,396	695,824	294,201	16,602	(160,598)			1,115,425
Accumulated depreciation, depletion and amortization	(167,125)	(303,177)	(149,361)	(3,867)	—			(623,530)

Total property and equipment, net	102,271	392,647	144,840	12,735	(160,598)			491,895

Other long-term assets:
Other assets	2,255	3,303	228	24	(3,584)	(b	)	2,226

Total assets	$142,548	$467,705	$156,503	$14,058	$(273,959)			$506,855

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,398	$7,387	$6,208	$1,923	$(14,785)	(b	)	$8,131
Accrued liabilities	3,869	3,383	192	32	(7,252)	(b	)	224
Current portion of asset retirement obligations	—	—	3,623	293	—			3,916
Liabilities from price risk management activities	2,580	534	252	—	(3,366)	(c	)	—
Other current liabilities	271	100	—	—	(371)	(b	)	—

Total current liabilities	14,118	11,404	10,275	2,248	(25,774)			12,271

Long-term liabilities
Long-term debt	—	—	20,690	979	(21,669)	(f	)	—
Asset retirement obligations	5,854	17,345	37,445	4,648	(1,474)	(e	)	63,818
Liabilities from price risk management activities	—	496	—	—	(496)	(c	)	—

Total liabilities	19,972	29,245	68,410	7,875	(49,413)			76,089

Total members’ equity	122,576	438,460	88,093	6,183	(224,546)	(g	)	430,766

Total liabilities and members’ equity	$142,548	$467,705	$156,503	$14,058	$(273,959)			$506,855

(a)

Reflects the exclusion of cash and cash equivalents from ILX Holdings and ILX Holdings II as such assets are considered Excluded Assets under the Purchase Agreements and are not included in the Transactions.

(b)

Reflects the exclusion of working capital and other long term assets of ILX Holdings and ILX Holdings II, as such assets and liabilities are considered Excluded Assets under the applicable Purchase Agreements and are not included in the Transactions.

(c)

Reflects the exclusion of assets and liabilities associated with price risk management activities of ILX Holdings, ILX Holdings II and the Castex Sellers as these financial instruments are considered Excluded Assets under the Purchase Agreements and are not included in the Transactions.

(d)

Reflects the exclusion of joint interest partner credits associated with the Katmai Field which is considered an Excluded Asset for ILX Holdings II under the applicable Purchase Agreement and are not included in the Transactions of $0.1 million.

(e)

Reflects the exclusion of capitalized oil and natural gas expenditures associated with the discovery of the Katmai Field, which is considered an Excluded Asset under the Purchase Agreements and are not included in the Transactions.

(f)	Reflects the exclusion of long-term debt of the Castex Sellers as the long-term debt is considered Excluded Assets under the Purchase Agreements and are not included in the Transactions.
(g)	Reflects the elimination of members’ equity for Excluded Assets under the Purchase Agreements.

The following table illustrates the historical income statements of ILX Holdings, ILX Holdings II and the Castex Sellers, including the elimination of expenses associated with specific assets and liabilities not acquired by Talos, that form the Target Assets Historical column on the unaudited combined income statement for the year ended December 31, 2019. Certain reclassifications have been made to the ILX Holdings, ILX Holdings II and the Castex Sellers’ historical financial statements to reflect the comparability of financial information.

	ILX Holdings Historical	ILX Holdings II Historical	Castex 2014 Historical	Castex 2016 Historical	Excluded Assets			Total Target Assets Historical
Revenues:
Oil revenue	$101,394	$142,459	$29,578	$3,398	—			$276,829
Natural gas revenue	6,381	6,671	15,910	1,812	—			30,774
NGL revenue	3,345	4,316	3,168	339	—			11,168

Total revenue	111,120	153,446	48,656	5,549	—			318,771

Operating expenses:
Lease operating expense	35,549	38,483	24,954	2,699	(95)	(a	)	101,590
Production taxes	—	—	1,342	193	—			1,535
Depreciation, depletion and amortization	26,282	78,091	27,220	2,114	—			133,707
Write-down on oil and natural gas properties	—	12,603	57,927	—	—			70,530
Accretion expense	357	1,196	3,060	276	(144)	(a	)	4,745
General and administrative expense	7,148	6,762	5,950	385	(625)	(b	)	19,620

Total operating expenses	69,336	137,135	120,453	5,667	(864)			331,727

Operating income (loss)	41,784	16,311	(71,797)	(118)	864			(12,956)
Interest expense	—	(2,919)	(1,367)	(67)	4,353	(c	)	—
Price risk management activities (expense) income	(6,014)	1,108	464	—	4,442	(d	)	—
Other income	597	—	2	—	—			599

Net income (loss)	$36,367	$14,500	$(72,698)	$(185)	9,659			$(12,357)

(a)

Reflects the removal of direct lease operating expense associated with the Katmai Field which is considered an Excluded Asset for ILX Holdings II from the Transactions under the applicable Purchase Agreement.

(b)

Reflects the elimination of a certain settlement recorded in the ILX Target Entities’ consolidated statements of operations during the year ended December 31, 2019, which pertains to Excluded Assets under the Purchase Agreement.

(c)

Reflects the exclusion of interest expense associated with debt instruments held by ILX Holdings II and the Castex Sellers as the interest expense associated with debt instruments which are not included in the Transactions.

(d)

Reflects the elimination of price risk management income (expense) associated with derivatives held by ILX Holdings, ILX Holdings II and the Castex Sellers, which are considered Excluded Assets under the Purchase Agreements.

Note 3.	Preliminary Purchase Price Allocation

Preliminary Estimated Purchase Price

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting with Talos as the accounting acquirer of the Target Assets. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill.

The ILX and Castex Acquisition was consummated pursuant to separate Purchase Agreements for aggregate consideration consisting of (i) $385.0 million in cash subject to customary closing adjustments and (ii) an aggregate 110,000 Preferred Shares which subsequently converted to 11.0 million shares of Conversion Stock on March 30, 2020.

The following table summarizes the purchase price, subject to customary post-closing adjustments (in thousands, except per share data):

Talos Conversion Stock	11,000
Talos Common Stock price per share(1)	$14.20

Conversion Stock value	$156,200
Cash consideration	$385,000
Customary closing adjustments	(88,034)

Net cash consideration paid at closing	$296,966

Total purchase price	$453,166

(1)

Represents the closing price of the Company’s Common Stock on February 28, 2020, the date of the closing of the ILX and Castex Acquisition. The purchase price was based on the value of the Conversion Stock as the value approximates the value of the Preferred Shares as a result of the automatic conversion and dividend rights described in that certain Certificate of Designation, Preferences, Rights and Limitations.

While the Company has substantially completed the determination of the fair values of the assets acquired and liabilities assumed, the Company is still finalizing the fair value analysis related to the oil and natural gas properties acquired and asset retirement obligations assumed. The Company anticipates finalizing the determination of fair values by December 31, 2020.

The following table presents the preliminary allocation of the purchase price to the assets acquired and liabilities assumed, (in thousands):

Current assets(1)	$12,734
Property and equipment	489,701
Other long-term assets	252
Current liabilities	(8,355)
Other long term liabilities	(41,166)

Allocated purchase price	$453,166

(1)	Includes trade and other receivables of $7.1 million, which the Company expects all to be realizable.

Note 4.	Pro Forma Adjustments

The following adjustments and assumptions were made in the preparation of the unaudited pro forma combined consolidated balance sheets:

(a)

Represents adjustments to reflect the preliminary purchase price allocation to proved and unproved oil and natural gas properties estimated at their fair values as discussed in Note 3 — Preliminary Purchase Price Allocation.

(b)	Reflects an adjustment to fair value of an investment in two limited liability companies which own interests in a deepwater floating production system.

(c)

Reflects adjustments to accounts payable to include estimated transaction costs totaling $10.1 million, which are offset as an increase to accumulated deficit. These costs represent direct, incremental costs of the Transactions, which are not yet reflected in the historical financial statements of Talos, ILX Holdings, ILX Holdings II and the Castex Sellers. The adjustment does not reflect possible expenditures related to restructuring or integration activities that have yet to be determined.

(d)	Reflects adjustments to the asset retirement obligations assumed using the Company’s estimates and credit-adjusted risk-free interest rate.

(e)

Reflects an increase of $297.0 million in long-term debt attributable to additional borrowings under the revolving bank credit facility to fund the cash portion of the purchase price for the acquisition of the Target Assets as discussed in Note 3 — Preliminary Purchase Price Allocation. Of the additional borrowings, $31.8 million was paid in escrow by the Company contemporaneously with the execution of the Purchase Agreements.

(f)

Reflects the pro forma adjustments associated with the Transactions, based on a blended federal and state statutory tax rate of 24.1%. The Transactions are treated as a purchase of assets or interest for income tax purposes. There is no difference between book and tax basis of the Target Assets, thus no pro forma adjustment is needed to reflect an adjustment to deferred taxes.

(g)	Reflects the elimination of the historical members’ equity of ILX Holdings, ILX Holdings II and the Castex Sellers in conjunction with the closing of the Transactions.

(h)

Reflects an increase to the Company’s common stock and additional paid-in capital to reflect the conversion of 11 million shares of the Conversion Stock as part of the purchase price consideration based on the share price of $14.20 representing the closing price of Talos’ common stock on the Closing Date.

The following adjustments and assumptions were made in the preparation of the unaudited pro forma combined statement of operations:

(i)

Reflects the elimination of dry hole and geological costs recognized by ILX Holdings and ILX Holdings II, which was based on their accounting policies which followed the successful method of accounting for oil and natural gas properties.

(j)

Reflects the change in depletion that would have been recorded with respect to the fair value attributable to proved oil and natural gas properties acquired as a result of the application of the full cost method of accounting for oil and natural gas activities following the ILX and Castex Acquisition. The pro forma depletion rate for the year ended December 31, 2019 was estimated using the proved property amounts based on the preliminary purchase price allocation and estimates of reserves as of the Closing Date, adjusted for actual production.

(k)

Reflects the elimination of the write-down of oil and natural gas properties recognized by ILX Holdings II and Castex 2014 as a result of a pro forma ceiling test calculation. ILX Holdings II’s impairment was based on its accounting policies which followed the successful efforts method of accounting for oil and natural gas properties. Castex 2014’s impairment was based on its accounting policies which followed the full cost method of accounting for oil and natural gas properties. The pro forma ceiling test calculation was performed using the pro forma combined present value of future net revenues from proved reserves discounted at 10%, plus the estimated fair value of combined unproved oil and natural gas properties based on the preliminary purchase price allocation. For the year ended December 31, 2019, there would have been no ceiling test write-down on oil and natural gas properties recognized when considering the combined proved oil and natural gas properties.

(l)

Reflects the elimination of direct, incremental costs of the ILX and Castex Acquisition reflected in the Company’s, ILX Holdings, ILX Holdings II and the Castex Sellers’ historical consolidated statements of operations during the year ended December 31, 2019.

(m)	Reflects an increase in interest expense associated with $297.0 million of additional borrowings under the revolving bank credit facility to fund the ILX and Castex Acquisition.

Interest on borrowings under the revolving bank credit facility is based on a current rate of LIBOR plus 3.25%. These borrowings bear interest at variable rates and are subject to interest rate risk. A 1/8% change to the interest rate would result in a change in interest expense related to variable rate financing of $0.4 million for the year ended December 31, 2019.

(n)

Reflects the impact of the change in tax status of the Target Assets from being treated as a partnership for U.S. federal and state income tax purposes to an entity subject to federal and state income taxes. As of December 31, 2019, the Company’s valuation allowance primarily relates to various state operating loss, carry forwards and foreign deferred tax assets.

(0)

The weighted average basic and diluted shares of common stock outstanding was calculated assuming that the 11 million shares of Conversion Stock issued to the Sellers were outstanding as of January 1, 2019.

Note 5.	Pro Forma Supplemental Oil and Natural Gas Reserve Information

The following schedules reflect Talos, ILX Holdings, ILX Holdings II and the Castex Sellers combined supplemental information regarding oil and natural gas producing activities, giving effect to the Transactions as if closing had occurred on January 1, 2019. The following estimates of proved oil and natural gas reserves, both developed and undeveloped, represent combined estimated quantities of crude oil and natural gas, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and natural gas reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and natural gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells for which relatively minor expenditures are required for completion.

There are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production, the amount and timing of development expenditures and underlying future cash flows, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil, natural gas and NGLs that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil, natural gas and NGLs sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data.

Pro Forma Estimated Quantities of Proved Oil, Natural Gas and NGL Reserves

The following table presents pro forma estimated proved reserves at the net ownership interests.

	Talos Historical				Target Assets				Pro Forma Combined Company
	Oil	Natural Gas	NGL	Total	Oil	Natural Gas	NGL	Total	Oil	Natural Gas	NGL	Total
	(MMBbl)	(MMcf)	(MMBoe)	(MMBoe)	(MMBbl)	(MMcf)	(MMBoe)	(MMBoe)	(MMBbl)	(MMcf)	(MMBoe)	(MMBoe)
Total proved reserves as of December 31, 2018	112,539	171,024	10,696	151,739	23,558	111,998	3,948	46,172	136,097	283,022	14,644	197,911
Extensions and discoveries	11,518	21,552	620	15,730	—	—	—	—	11,518	21,552	620	15,730
Production	(13,844)	(23,306)	(1,228)	(18,956)	(4,564)	(12,162)	(497)	(7,088)	(18,408)	(35,468)	(1,725)	(26,044)
Revision in estimate	(5,553)	(15,898)	(1,237)	(9,440)	859	(11,570)	(343)	(1,412)	(4,694)	(27,468)	(1,580)	(10,852)
Purchases of reserves	2,094	2,626	130	2,662	117	953	—	276	2,211	3,579	130	2,938

Total proved reserves as of December 31, 2019	106,754	155,998	8,981	141,735	19,970	89,219	3,108	37,948	126,724	245,217	12,089	179,683

Proved developed reserves December 31, 2019	72,016	115,381	6,733	97,979	14,965	68,590	1,819	28,216	86,981	183,971	8,552	126,195
Proved undeveloped reserves December 31, 2019	34,738	40,617	2,248	43,756	5,005	20,629	1,289	9,732	39,743	61,246	3,537	53,488

During 2019 the pro forma proved reserves of the combined company decreased by 18.2 MMBoe of proved reserves, primarily attributable to 26.0 MMBoe of production and a revision of previous estimates of 10.9 MMBoe primarily due to the Phoenix and Ram Powell Fields. The decrease was partially offset by the addition of 15.7 MMBoe of estimated proved reserves from and extensions and discoveries primarily from an evaluation of Green Canyon 21, Pompano and Ewing Bank 305 as well as 3.0 MMBoe added through purchases from the Gunflint Field located in the Mississippi Canyon area.

Pro Forma Standardized Measure of Discounted Future Net Cash Flows

The following table reflects the pro forma standardized measure of discounted future net cash flows at the net ownership interest in proved oil, natural gas and NGL reserves (in thousands)

At December 31, 2019	Talos Historical	Target Assets	Pro Forma Combined
Future cash inflows	$7,151,875	$1,378,783	$8,530,658
Future costs:
Production	(1,633,432)	(423,031)	(2,056,463)
Development and abandonment	(1,464,270)	(223,775)	(1,688,045)
Future income tax expense	(662,317)	—	(662,317)

Future net cash flows after income taxes	3,391,856	731,977	4,123,833
Discount at 10% annual rate	(854,261)	(172,445)	(1,026,706)

Standardized measure of discounted future net cash flows	$2,537,595	$559,532	$3,097,127

In the foregoing determination of future cash inflows, sales prices used for gas and oil for December 31, 2019 were estimated using the average price during the 12-month period, determined as the unweighted arithmetic average of the first-day-of-the-month price for each month. Prices were adjusted by lease for quality, transportation fees and regional price differentials. See the following table for commodity prices used in determining the standardized measure:

	Talos	ILX Holdings	ILX Holdings II	Castex 2014	Castex 2016
Oil price per Bbl	$61.01	$58.11	$57.25	$53.95	$53.95
Natural gas price per Mcf	$2.59	$2.10	$2.07	$2.50	$2.50
NGL price per Bbl	$26.17	$14.18	$13.44	—	—

It is not intended that the standardized measure of discounted future net cash flows represents the fair market value of the Company’s proved reserves. The Company cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, costs and prices as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.

Pro Forma Changes in Standardized Measure of Discounted Future Net Cash Flows

Pro Forma changes in the standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves are as follows:

	Talos Historical	Target Assets	Pro Forma Combined
Standardized measure, beginning of year	$3,340,246	$943,291	$4,283,537
Sales and transfers of oil, net gas and NGLs produced during the period	(665,226)	(225,340)	(890,566)
Net change in prices and production costs	(849,696)	(213,372)	(1,063,068)
Changes in estimated future development costs	(75,564)	(39,998)	(115,562)
Previously estimated development costs incurred	117,049	4,333	121,382
Accretion of discount	392,526	94,329	486,855
Net changes in income taxes	129,590	—	129,590
Purchase of reserves	75,009	4,793	79,802
Extensions and discoveries	306,515	—	306,515
Net change due to revision in quantity estimates	(199,576)	(21,188)	(220,764)
Changes in production rates (timing) and other	(33,278)	12,684	(20,594)
Standardized measure, end of year	$2,537,595	$559,532	$3,097,127